CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

VDC Communications, Inc.
Greenwich, Connecticut

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 30, 2000, relating to the consolidated financial statements and schedule of VDC Communications, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. We also consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 18, 2000, relating to the consolidated financial statements of Rare Telephony, Inc. ("Rare") for the year ended June 30, 2000 appearing in the Company's Current Report on Form 8-K/A. Our report contains an explanatory paragraph regarding Rare's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
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BDO SEIDMAN, LLP
Valhalla, New York
September 27, 2000